Exhibit 99

Release Date:	Further Information:

IMMEDIATE RELEASE	David J. Bursic
April 25, 2022	President and CEO
Phone: 412/364-1911

WVS FINANCIAL CORP. ANNOUNCES

QUARTERLY CASH DIVIDEND

WVS Financial Corp. (NASDAQ: WVFC) announced today that its Board of Directors declared a regular $0.10 cash dividend on the common stock of the Company, payable on May 19, 2022 to the stockholders of record at the close of business on May 09, 2022.

WVS Financial Corp. owns 100% of the outstanding common stock of West View Savings Bank. The Savings Bank is a Pennsylvania-chartered, FDIC insured savings bank, which conducts business from five offices located in the North Hills suburbs of Pittsburgh, Pennsylvania.

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